Exhibit 5.1

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231 goodwinprocter.com

April 14, 2006

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 (the “Registration Statement”) of AMN Healthcare Services, Inc., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement relating to the registration of deferred compensation obligations (the “Obligations”) of the Company under the 2005 Amended and Restated Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement; and

2. the Deferred Compensation Plan.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreement or other

AMN Healthcare Services, Inc.

April 14, 2006

documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We express no opinion as to the laws of any other jurisdiction other than those of the United States of America and the Delaware General Corporation Law.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Obligations, when established pursuant to the terms of the Deferred Compensation Plan, will be duly authorized and validly issued and will be legal, valid and binding unsecured general obligations of the Company enforceable in accordance with their terms and the terms of the Deferred Compensation Plan, except as and to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose, nor may this opinion be quoted from, circulated, relied upon or otherwise referred to, by any other person or entity without our prior written consent. This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP